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                                                                EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                              THE AMSCAN CO., INC.



                                   ARTICLE I.

                             MEETING OF STOCKHOLDERS

         Sec. 1. ANNUAL MEETINGS. The annual meeting of the Stockholders shall be held at the principal office of the Corporation, on the 1st day of July of each year, at 2:00 o'clock in the afternoon of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve personally, or send through the post office, at least ten days before such meeting a notice thereof, addressed to each stockholder at his last known post office address, and publish notice thereof as required by law; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Sec. 2. QUORUM. At all meetings of stockholders, except where it is otherwise provided by law, it shall be necessary that stockholders, representing in person or by proxy majority of the capital stock, shall be present to constitute a quorum.

         Sec. 3. SPECIAL MEETINGS. Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors, upon ten days' notice to each stockholder of record, such notice to contain a
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statement of the business to be transacted at such meeting, and to be served personally or sent through the Post Office, addressed to each of such stockholders of record at his last known Post Office address; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than one-half of the capital stock of the company. No business other than that specified in the call for the meeting, shall be transacted at any special meeting of the stockholders.

         Sec. 4. VOTING. At all meetings of the Stockholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the Stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be viva voce, except that a stock vote shall be by ballot, each of which shall state the name of the Stockholder voting and the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at special meetings of Stockholders shall be governed by the provisions of the Corporation Laws of this state.

         Sec. 5. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as follows:


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         1.    Roll Call.
         2.    Proof of notice of meeting or waiver of notice.
         3.    Reading of minutes of preceding meeting.
         4.    Reports of Officers.
         5.    Reports of Committees.
         6.    Election of Inspectors of Election.
         7.    Election of Directors.
         8.    Unfinished Business.
         9.    New Business.


                                   ARTICLE II.

                                    DIRECTORS

         Sec. 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors, who need not be stockholders of record, and at least one of such Directors shall be a resident of the State of New York and a citizen of the United States.

         Sec. 2. HOW ELECTED. At the annual meeting of Stockholders, the three persons receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

         Sec. 3. TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

         Sec. 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation.


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Such Directors shall in all cases act as a Board, regularly convened, by a majority and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these BY-LAWS and the Laws of the State of New York.

         Sec. 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two directors.

         Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known Post Office address, at least ten days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

         Sec. 7. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than twenty days later.


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         Sec. 8. VOTING. At all meetings of the Board of Directors, each
Director is to have one vote, irrespective of the number of shares of stock that he may hold.

         Sec. 9. VACANCIES. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the same shall be filled without undue delay by a majority vote by ballot of the remaining members of the Board at a Special meeting which shall be called for that purpose. Such election shall be held within sixty days after the occurrence of such vacancy. The person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the Stockholders.

         Sec. 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding sixty-six and two-thirds of the stock, at any special meeting called for the purpose, or at the annual meeting.


                                  ARTICLE III.

                                    OFFICERS

           Sec. 1. NUMBER. The officers of this Corporation shall be:

                               1.    President.

                               2.    Vice-President.

                               3.    Secretary.

                               4.    Treasurer.

                               5.


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         Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected.

         Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:


                                   PRESIDENT.

         The President shall preside at all meetings of the Board of Directors and Stockholders.

         He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Corporation.

         He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these By-Laws.

         He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

         He shall sign and make all contracts and agreements in the name of the Corporation, and see that they are properly carried out.

         He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.


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         He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.


                                 VICE-PRESIDENT.

         During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all responsibilities hereby given to or imposed upon such President.


                                   SECRETARY.

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

         He shall give and serve all notices of the Corporation.

         He shall be custodian of the records and of the seal, and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount


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paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

         He shall sign all certificates of stock.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.


                                   TREASURER.

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

         He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.


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         He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

         He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report, at the annual meeting of the stockholders.

         He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

         He shall do and perform all duties appertaining to the office of Treasurer.

         Sec. 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

         Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time, with or without cause.


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                                   ARTICLE IV.

         Sec. 1. SEAL. The seal of the Corporation shall be as follows:







                                   ARTICLE V.

                              CERTIFICATES OF STOCK

         Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

         Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books, or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the Shareholders.


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                                   ARTICLE VI.

                                    DIVIDENDS

         Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.


                                  ARTICLE VII.

                                BILLS, NOTES, &C.

         Sec. 1. HOW AMENDED. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.


                                  ARTICLE VIII.

                                   AMENDMENTS.

         Sec. 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing a majority of the whole capital stock, at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each stockholder of


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record at his last known post office address, at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such By-Laws. Only such changes as have been specified in the notice shall be made. If, however, all the stockholders shall be present at any regular or special meeting, these By-Laws may be amended by a unanimous vote, without any previous notice.


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